Exhibit 99.1

NEWS RELEASE Contact: Mendy Marsh, CFO Phone number: (210) 308-8267 Contact: Jim Fanucchi, Summit IR Group, Inc. Phone number: (408) 404-5400 Email: ir1@globalscape.com

GlobalSCAPE Announces Third Quarter Fiscal 2009 Financial Results

Increases Revenue 15% and Net Income 153% compared with 3Q 2008

SAN ANTONIO, Texas — November 10, 2009 — GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, today announced financial results for its third quarter of fiscal year 2009, ended September 30, 2009.

Revenue was $4.3 million, an increase of 15 percent when compared with revenue of $3.7 million in the same quarter last year. Net income for the third quarter was $576,000, or $0.03 per diluted share. This is an increase of 153 percent compared with net income of $227,000, or $0.01 per diluted share, in the same period a year ago. Cash and short term investments grew to $10.1 million, representing an 11 percent increase from the second quarter of this year and a 60 percent improvement since the end of fiscal 2008.

“We had a tremendous third quarter in all respects,” said Jim Morris, GlobalSCAPE president and CEO. “Our strong performance is undeniable. While many companies continue to contract in this economy, we have grown revenue, improved earnings, and added cash while sustaining our strategic investments in people and product development,” Morris continued. “From our position of financial and market strength, we are continuing to examine and pursue a number of organic and non-organic growth opportunities in our current and adjacent markets as we look to expand our business.”

Quarterly Highlights

During the third quarter, Global SCAPE continued to execute its strategy of growth through industry partnerships, certifications, improvements to existing products, and introduction of new products.

In July, GlobalSCAPE announced a partnership with nuBridges, a leading provider of secure eBusiness solutions. Complementing GlobalSCAPE’s solutions for securing data in motion, nuBridges Protect offers protection for sensitive data at rest in databases, applications, and associated backup storage. By strengthening its solution suite with nuBridges products, GlobalSCAPE’s customers can execute a more comprehensive information security strategy that accounts for data in motion and at rest, across multiple enterprise platforms. The relationship with nuBridges also provides GlobalSCAPE with additional cross-selling opportunities into the Company’s considerable enterprise customer base.

During September, GlobalSCAPE announced multiple small business program registrations which the Company believes will allow it greater opportunities to pursue sales to the federal government. By law, the government directs at least 23 percent of all government buying to small firms and federal agencies are required to establish specific small business contracting goals negotiated with the Small Business Administration. As defined by Part 19 of the Federal Acquisition Regulations, the purpose of small business set-asides is to award certain acquisitions exclusively to small business concerns. The SBA also has advisors who assist small businesses in identifying and contracting for certain government business opportunities.

The federal systems integrators confirming GlobalSCAPE’s small business registration include Northrop Grumman, Booz Allen Hamilton, Accenture, SAIC, EDS, and ManTech. In addition, GlobalSCAPE announced registration with the Department of the Army Office of Small Business Programs (Washington, D.C.), U.S. Navy Air Systems Command (Patuxent River, MD), U.S. Navy Military Sealift Command (Washington, D.C.), and U.S. Marine Corps Systems Command (Quantico, VA). By coordinating directly with such agencies, GlobalSCAPE is able to identify small business set-aside opportunities and work with designated small business advisors to pursue teaming opportunities for larger contracts.

Throughout the third quarter, GlobalSCAPE also released improved versions of its current products, while continuing to research and develop additional solutions. The enhancements made by GlobalSCAPE’s engineering team have resulted in improved product performance and customer satisfaction, building on the Company’s prior successes in these areas. As a result of these ongoing initiatives, GlobalSCAPE has reduced service call volume and recorded customer satisfaction, per a formal survey, of greater than 98 percent. GlobalSCAPE declined comment on specific new solutions under development, but referenced an internal product roadmap extending into 2011. “Our go-to-market process has several phases and gates,” said Morris. “We have both internal and external initiatives under way throughout our roadmap for the next 12 to 18 months.”

In late September, Gartner Group positioned GlobalSCAPE as a leader in the Gartner Magic Quadrant for Managed File Transfer. The Gartner report cited GlobalSCAPE’s strengths, such as having a broad solution portfolio including managed and ad hoc file delivery. In addition, the report noted that GlobalSCAPE has won high-profile contracts with the U.S. Army and other government agencies, and obtained industry validations and certifications. “The Gartner Magic Quadrant release was the first in a series of recognitions and awards received by GlobalSCAPE in recent weeks,” continued Morris. “We are firing on all cylinders and appreciate industry recognition of our accomplishments and business outlook.”

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Conference Call Today At 4:30 p.m. ET

GlobalSCAPE management will hold a conference call today to discuss the third quarter fiscal 2009 financial results and other corporate matters at 4:30 p.m. Eastern Time/3:30 p.m. Central Time. Those wishing to join should dial 1-800-380-1061 and use Conference ID # 36255701. A live webcast of the conference call will also be available in the investor relations page of the company’s website at www.globalscape.com. A webcast replay of the conference call will be available on the Company’s website through December 10, 2009.

About GlobalSCAPE

GlobalSCAPE, Inc. (NYSE Amex: GSB), headquartered in San Antonio, TX, is a global provider of managed file transfer (MFT) and wide area file services (WAFS) solutions for securely exchanging critical information over the Internet, within an enterprise, and with business partners. Since the release of Cute FTP in 1996, GlobalSCAPE’s solutions have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. For more information about GlobalSCAPE’s products, visit www.globalscape.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” “believe,” “steady,” “dramatic,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties, and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2008 calendar year, filed with the Securities and Exchange Commission on March 31, 2009.

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Summary Financial Data

GlobalSCAPE, Inc.

Statements of Operations

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
OPERATING REVENUE:
Software product revenues	$2,632,858	$2,514,188	$7,797,810	$8,414,181
Maintenance and support revenues	1,663,502	1,227,268	4,483,934	3,596,160

Total revenue	4,296,360	3,741,456	12,281,744	12,010,341

OPERATING EXPENSES:
Cost of revenues	102,066	73,749	229,468	148,924
SG&A expenses	2,396,307	2,235,397	7,825,359	7,889,961
R&D expenses	728,685	843,013	2,093,862	2,172,221
Depreciation and amortization	187,202	217,602	537,073	576,247

Total operating expenses	3,414,260	3,369,761	10,685,762	10,787,353

OPERATING INCOME	882,100	371,695	1,595,982	1,222,988

Other income (expense)	3,252	18,899	(38,168)	71,935

INCOME BEFORE INCOME TAXES	885,352	390,594	1,557,814	1,294,923

PROVISION FOR INCOME TAXES	309,485	163,387	283,131	623,464

NET INCOME	$575,867	$227,207	1,274,683	671,459

Net income per common share - basic	$0.03	$0.01	$0.07	$0.04
Net income per common share - diluted	$0.03	$0.01	$0.07	$0.04
Weighted average shares outstanding:
Basic	17,254,138	17,216,638	17,238,139	17,244,637
Diluted	18,243,295	17,765,178	17,799,851	17,849,898

GlobalSCAPE, Inc.

Balance Sheets

	September 30, 2009 (Unaudited)	December 31, 2008
Assets
Cash and cash equivalents	$8,653,903	$6,318,604
Short term investments	1,405,000	—

Accounts receivable (net of allowance for doubtful accounts of $152,049 and $330,916 on September 30, 2009 and December 31, 2008, respectively)	2,005,216	2,021,293
Federal income tax receivable	—	19,244
Current deferred tax asset	132,182	—
Prepaid expenses	170,572	120,162

Total current assets	12,366,873	8,479,303

Fixed assets, net	1,786,785	1,642,776
Intangible assets, net	907,854	1,134,000
Goodwill	619,065	619,065
Deferred tax asset	—	297,183
Other assets	54,481	47,581

Total assets	$15,735,058	$12,219,908

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$301,959	$512,256
Accrued expenses	637,363	560,889
Federal income tax payable	299,415	—
Deferred revenue	3,738,475	2,755,698
Deferred compensation	—	215,858

Total current liabilities	4,977,212	4,044,701

Deferred tax liability	37,743	545,169
Other long term liabilities	1,164,375	151,497
Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock, par value $0.001 per share, 10,000,000 authorized, no shares issued or outstanding	—	—
Common stock, par value $0.001 per share, 40,000,000 authorized, 17,674,752 and 17,630,952 issued at September 30, 2009 and December 31, 2008, respectively	17,675	17,631
Additional paid-in capital	10,539,840	9,737,380
Treasury stock, 403,581 shares, at cost, at September 30, 2009 and December 31, 2008	(1,451,805)	(1,451,805)
Retained earnings (deficit)	450,018	(824,665)

Total stockholders’ equity	9,555,728	7,478,541

Total liabilities and stockholders’ equity	$15,735,058	$12,219,908